UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2025

Genelux Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-41599	77-0583529
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 Townsgate Road, Suite 230 Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 267-9889

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GNLX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2025 (the “Effective Date”), the Board of Directors (the “Board”) of Genelux Corporation (the “Company”) approved a reduction in the exercise prices of certain outstanding options to purchase shares of the Company’s common stock (the “Common Stock”) under the Company’s 2022 Equity Incentive Plan (the “2022 Plan”), 2019 Equity Incentive Plan (the “2019 Plan”) and 2009 Equity Incentive Plan (the “2009 Plan” and together with the 2022 Plan and 2019 Plan, the “Plans”) that had exercise prices greater than $5.00 per share as of the Effective Date (the “Eligible Options”). The exercise price for Eligible Options was reduced to $3.33 per share, the closing price of the Common Stock on the Effective Date.

Eligible Options include options granted pursuant to the Plans that are held by employees as of the Effective Date. No reduction in exercise price was made to options held by non-employee directors of the Board or options granted under the Company’s 2023 Inducement Plan. No other terms of Eligible Options were modified, and the options will continue to vest according to their original vesting schedules and will retain their original expiration dates.

The following options held by the Company’s executive officers were included in the reduction of exercise price:

Name and Title	Number of Option Shares	Exercise Price Range of Option Shares Prior to Reduction
Joseph Cappello, Chief Technical Officer	174,999	$6.00 - $22.40
Ralph Smalling, Head of Regulatory	8,333	$6.00
Tony Yu, Senior VP, Clinical Development	272,652	$6.00 - $22.40
Thomas Zindrick, President and CEO	1,355,940	$6.00 - $22.40

After multiple discussions, careful consideration of various alternatives and a review of other applicable factors, including the recommendation of the Compensation Committee of the Board and with the advice of the Board’s independent compensation consultant, the Board determined that the reduction in exercise prices for Eligible Options, which is permitted under the terms of the Plans by approval of the Board, was in the best interests of the Company and its stockholders and provides an effective means of retaining and incentivizing the Company’s employees as of the Effective Date while preserving cash resources and without incurring stock dilution from significant additional equity grants. The total number of shares underlying all Eligible Options is approximately 2,715,583. The Eligible Options previously had exercise prices ranging from $6.00 to $22.40 per share.

5.07 Submission of Matters to a Vote of Security Holders.

On August 27, 2025, the Company held its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). As of June 30, 2025, the record date for the Annual Meeting (the “Record Date”), 37,760,843 shares of the Company’s Common Stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

A total of 26,704,149 shares of the Company’s Common Stock were present at the Annual Meeting in person, by virtual attendance or by proxy, which represents approximately 70.72% of the shares of the Company’s Common Stock outstanding as of the Record Date.

Proposal 1. Election of Directors.

The Company’s stockholders elected the persons listed below as the Class III Directors, to serve until the Company’s 2028 Annual Meeting of Stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal. The final voting results are as follows:

Name	Votes For	Votes Withheld	Broker Non-Votes
Thomas Zindrick	13,677,099	69,624	12,957,426
James Tyree	12,485,839	1,260,885	12,957,425

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm.

The Company’s stockholders ratified the selection of Weinberg & Company, P.A. by the Audit Committee of the Board as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
25,664,455	609,586	430,107	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genelux Corporation

Date: September 3, 2025	By:	/s/ Thomas Zindrick, J.D.
Thomas Zindrick, J.D. President and Chief Executive Officer